Exhibit 10

FIFTH AMENDMENT AGREEMENT

Synthetic American Fuel Enterprises II, LLC

This Fifth Amendment Agreement (“Fifth Amendment”) is made and entered into as of June 30, 2005, by and among Synthetic American Fuel Enterprises Holdings, Inc. (“Holdings”), Marriott Hotel Services, Inc. (“MHSI”) and Serratus LLC (“Buyer”).

WITNESSETH:

WHEREAS, Holdings, MHSI and Buyer entered into an Agreement for Purchase of Membership Interest in Synthetic American Fuel Enterprises II, LLC (the “Company”) dated as of January 28, 2003, as amended by Amendment Agreement dated as of June 20, 2003, Third Amendment Agreement dated as of October 6, 2004, and Fourth Amendment Agreement dated as of April 29, 2005 (the “Purchase Agreement”);

WHEREAS, Holdings, MHSI and Buyer entered into an Amended and Restated Limited Liability Company Agreement of the Company dated as of January 28, 2003, as amended by Amendment Agreement dated as of June 20, 2003, Second Amendment Agreement dated as of September 3, 2004, Third Amendment Agreement dated as of October 6, 2004, and Fourth Amendment Agreement dated as of April 29, 2005 (the “LLC Agreement”); and

WHEREAS, the parties desire to amend the LLC Agreement and the Purchase Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

AMENDMENTS TO LLC AGREEMENT

Amendments to Section 10.8.

(a)	Section 10.8(a) of the LLC Agreement is deleted in its entirely and replaced with the following:

“(a) (i) Upon the occurrence of a Tax Event (other than a Tax Event described in the last sentence of the definition of “Tax Event”), (ii) upon the exercise by Buyer of its right to defer payments for low volume pursuant to Section 2.6 of the Purchase Agreement for the fourth time (the “Fourth Deferral”), (iii) on November 30, 2005, or December 31, 2005 (each, a “Put Date”), (iv) upon the occurrence of a Tax Event described in the last sentence of the definition of “Tax Event,” or (v) upon the issuance by the IRS at any time prior to November 30, 2005, of a Form 1787, “Notice of Beginning of Administrative Proceeding,” (or issuance by the IRS of a notice having similar effect) with respect to the Company for tax years ending after March 31, 2001 (an “Audit Event”), Buyer shall have the option, exercisable by delivery of written notice thereof to the Company within 60 days of such Tax Event or Fourth Deferral, in the case of an exercise pursuant to clauses (i), (ii) or (iv), not less than 60 days prior to the Put Date, in the case of an exercise pursuant to clause (iii), or within 30 days of Buyer’s receipt of written notice of such Audit Event, in the case of an exercise pursuant to clause (v), to require the Company to redeem its Membership Interest, in whole but not in part, such redemption to be effective (A) on the later of (x) the 60th day after the occurrence of such Tax Event, Fourth Deferral or Audit Event or (y) the tenth day following receipt of the written notice from Buyer in relation thereto, in the case of an exercise pursuant to clauses (i), (ii) or (v),

(B) as of the Put Date, in the case of an exercise pursuant to clause (iii), or (C) on the tenth day following receipt of the written notice from Buyer in the case of an exercise pursuant to clause (iv); provided, however, that any redemption hereunder shall be subject to the expiration of any waiting period, if applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, but once such waiting period expires, shall have effect from the date specified in clause (A), (B) or (C), as applicable.”

(b) Section 10.8(c) of the LLC Agreement is hereby amended by deleting the proviso at the end of clause (viii) thereof in its entirety.

ARTICLE II

AMENDMENT TO PURCHASE AGREEMENT

Section 2.1 Amended Definition. The following definition in Annex I to the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Amended LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of January 28, 2003, by and among Seller, MHSI and Buyer in the form attached as Exhibit I, as amended by the Amendment Agreement, the Second Amendment Agreement dated as of September 3, 2004 by and among Seller, MHSI and Buyer, the Third Amendment Agreement dated as of October 6, 2004, by and among Seller, MHSI and Buyer, and the Fourth Amendment Agreement dated as of April 29, 2005, by and among Seller, MHSI and Buyer, and the Fifth Amendment Agreement dated as of June 30, 2005, by and among Seller, MHSI and Buyer.

ARTICLE III

MISCELLANEOUS

This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Fifth Amendment shall be governed by and construed under the laws of the State of New York applicable to contracts executed and performed therein. The Purchase Agreement and the LLC Agreement (including the Exhibits and Schedules thereto), as amended by this Fifth Amendment, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof. This Fifth Amendment may not be changed or modified orally but only by an instrument in writing signed by all the parties, which states that it is an amendment to this Fifth Amendment. This Fifth Amendment may be executed in any number of counterparts (including by facsimile), each of which shall for all purposes be and be deemed to be an original, and all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has caused this Fifth Amendment to be signed on its behalf as of the date first above written.

SYNTHETIC AMERICAN FUEL ENTERPRISES HOLDINGS, INC.

By:	/s/ M. Lester Pulse, Jr.
Name:	M. Lester Pulse, Jr.
Title:	Vice President

MARRIOTT HOTEL SERVICES, INC.

By:	/s/ M. Lester Pulse, Jr.
Name:	M. Lester Pulse, Jr.
Title:	Vice President

SERRATUS LLC

By:	/s/
Name:
Title:

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